EXHIBIT 10.2


                  PURCHASE OPTION AMENDMENT TO EQUIPMENT LEASE

     THIS AMENDMENT IS MADE AS OF THIS DATE, December 1, 2002, by and between LEASE FINANCE GROUP, INC. ("Lessor") and INFINITE GRAPHICS INCORPORATED ("Lessee").

                                WITNESSETH THAT:

     WHEREAS, Lessor and Lessee are parties to a certain Lease Agreement dated December 1, 2002 (the "Equipment Lease") and a certain Schedule to Lease Agreement No. 1 (the "Schedule"); and

     WHEREAS, the parties hereto desire to amend certain of the terms of the Schedule as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and the mutual obligations hereinafter contained and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. Notwithstanding any provision contained in the Equipment Lease or the Schedule to the contrary, upon expiration of the lease term set forth in the Schedule (the "Initial Lease Term") and payment by Lessee of all rentals set forth in the Schedule, and provided that no Event of Default (as defined in the Equipment Lease) shall have occurred and be occurring and continuing, Lessee, at its option, may purchase all of Lessor's right, title and interest in and to all, but not less than all, of the equipment described in and covered by the Schedule (the "Equipment") for a purchase price equal to the greater of (a) the then Fair Market Value of the Equipment determined as hereinafter provided, or
(b) 15% of the original cost of the Equipment. In order to exercise such option, Lessee shall notify Lessor in writing of Lessee's intention to exercise such option at least ninety (90) days prior to the expiration of the Initial Lease Term and shall deliver to Lessor on or before the expiration of the Initial Lease Term the appraisal referred to in Paragraph 2 hereof and payment of the purchase price in cash or by certified or bank cashier's check.

     2. For the purposes of Paragraph 1 hereof, "Fair Market Value" of the Equipment shall be determined by an independent third party appraiser selected by Lessee. The appraiser's report shall be in writing and delivered to Lessor in accordance with the preceding paragraph. All fees and expenses of the appraiser shall be paid by Lessee.

     3. If the Lessee for any reason does not purchase the Equipment in accordance with Paragraph 1 hereof, the lease term set forth in the Schedule applicable to the Equipment shall automatically and without further action on the part of the Lessor and Lessee be extended for an additional term of twelve
(12) months at a rental payment equal to $10,950.00, with the first such rental being due and payable by Lessee on December 1, 2007. Upon expiration of the extended lease term, the Lessee shall be obligated to return the Equipment to Lessor in accordance with the terms of Equipment Lease.


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     4.   Except as amended hereby, the Equipment Lease and the Schedule shall remain in full force and effect, and are in all respects hereby ratified and affirmed.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly sworn officers authorized as of the day and year first above written.

LESSOR:                                         LESSEE:

LEASE FINANCE GROUP, INC.                       INFINITE GRAPHICS INCORPORATED


By                                              By  /s/ Clifford F. Stritch, Jr.
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Its                                             Its   CEO
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